## Deal Highlights

**Martin Wong**
(b. 1946 - d. 1999)


View All (2)

Sec.gov

| | |
|---|---|
| Initial Offering | $472,000 |
| Painting | Untitled (Little Lulu and Tubby) (1989) |
| Dimensions | 48 x 48 |
| Progress | 19% |

**INVEST NOW**

## Artist Overview

### Big Name Collectors

Martin Wong is collected by some of the biggest collectors in the art world.

**Collectors**

- Benny Blanco
- François Pinault
- Art Institute of Chicago
- Tate Modern

### Record Price Growth

**29%**

Martin Wong's market has seen significant growth in recent years, with a 29% Annual Record Price Growth Rate based on data from 2001 to 2025.


$2m
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## Offering Details

### Similar Sales Appreciation

25.6%

Each painting is unique, but similar works have seen an appreciation rate of 25.6% from 2001 to 2025.


$600k
$400k
$200k
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### Two Iconic Motifs, One Painting

This painting features two of Wong's most iconic motifs, brick tenement building and constellations. With different scales and periods, his Brick paintings are in the collections of the MoMA, the Whitney, and the Art Institute of Chicago, among...


Wong at MoMA


Our Offering

### Featured in Major NY Show

This painting is on view at PPOW Gallery's exhibition Martin Wong: Popeye, which was recently featured in the NYT.


The New York Times
Art Gallery Shows to See in April: Martin Wong

### Wong's Comic Book Mythology

This painting exemplifies Martin Wong's incorporation of cartoons into his fine art practice. Wong said that "cartoons are our mythology."



